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EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

LABOR READY ANNOUNCES 4th QUARTER 2002 EARNINGS RESULTS
Revenue Increased 4% and Net Income Doubled

TACOMA, WA, February 4, 2003—Labor Ready, Inc. (NYSE: LRW) reported today that revenue for the fourth quarter ended December 31, 2002 increased 3.9% to $222.6 million as compared to revenue of $214.3 million for the fourth quarter of 2001. Net income for the quarter more than doubled to $3.3 million, or $0.08 per diluted share, as compared to net income of $1.5 million, or $0.04 per diluted share, for the fourth quarter of 2001.

Revenue for 2002 was $862.7 million with net income of $11.6 million, or $0.28 per diluted share, as compared to revenue of $917.0 million and net income of $9.2 million, or $0.23 per diluted share, a year earlier.

"We are pleased with the quarter's strong income results and our performance for the year overall," said Labor Ready President and CEO Joe Sambataro. "Despite the difficult economic conditions of 2002, Labor Ready improved its income from operations by 46%, generated free cash flow and strengthened its balance sheet. We have significant operating leverage as a result of solid expense controls and are in a good position to capitalize on increasing demand for temporary labor as the economy improves and we launch new strategic and marketing initiatives.

"During 2003, we plan to build on that strong operational foundation by increasing our focus on customer service, expanding our market share as the only true day labor provider on a national scale, and continuing our strategy of selective international expansion," Sambataro continued. "We plan to open approximately 40 new branch offices during 2003, including about 15 in the United Kingdom and about 25 in smaller markets in the United States and Canada."

Commenting further on the Company's 2003 outlook, Sambataro said: "While we recognize uncertainties in the marketplace, we remain optimistic about 2003. We will continue to prepare for increasing demand for our services as the economy recovers, while diligently managing costs.

"With this disciplined approach, we anticipate revenues for 2003 between $900 million and $920 million, and net income per share for the year between $0.30 and $0.35. For the first quarter of 2003, which is historically a loss quarter due to the seasonality of our business mix, we are estimating revenues between $170 million and $175 million, with net loss per share for the quarter between $0.08 and $0.10."

Management will discuss fourth quarter 2002 earnings results on a conference call at 8 a.m. (PT) Wednesday, February 5, 2003. The conference call can be accessed on Labor Ready's web site at www.LaborReady.com.

This news release contains forward-looking statements, such as statements about the ranges of revenues and profits anticipated for future periods, expansion of business operations and market share, the success of cost-control measures, and other factors that may affect our financial results and operations in the future. Our actual results are, however, subject to a number of risks, including: 1) national and global economic conditions; 2) our ability to continue to attract and retain customers and maintain profit margins in the face of new and existing competition; 3) potential new laws and regulations that could have a materially adverse effect on our operations and financial results; 4) significant labor disturbances which could disrupt industries we serve; 5) increased costs and collateral requirements in connection with our insurance obligations, including workers' compensation insurance; 6) the adequacy of our financial reserves; 7) our continuing ability to comply with financial covenants in our lines of credit and other financing agreements; 8) our ability to attract and retain competent employees in key positions; and 9) other risks described in our filings with the Securities and Exchange Commission, including the Report on Form 10-Q filed November 12, 2002.

About Labor Ready

Labor Ready is the nation's leading provider of temporary manual labor to the light industrial and small business markets. Labor Ready serves more than 275,000 customers by providing a flexible, dependable workforce to such industries as freight handling, warehousing, landscaping, construction and light manufacturing. In 2002, the Company put nearly 600,000 people to work. Labor Ready operates more than 750 locations in 50 states, Puerto Rico, Canada, and the United Kingdom. For additional information, visit Labor Ready's website at www.LaborReady.com

For more information, contact:

Steve Cooper, CFO
253-680-8213

Stacey Burke, Director of Public Relations
253-680-8291

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  EXHIBIT 99.1
LABOR READY ANNOUNCES 4th QUARTER 2002 EARNINGS RESULTS Revenue Increased 4% and Net Income Doubled